Exhibit 99.1

April 3, 2014

Contact:	Douglas J. Glenn
President and Chief Executive Officer
(757) 217-1000

HAMPTON ROADS BANKSHARES PROMOTES JAMES WILLIAMS
TO CHIEF INFORMATION OFFICER

Virginia Beach, Virginia, April 3, 2014:  Hampton Roads Bankshares, Inc. (NASDAQ:  HMPR) (the “Company”), the holding company for The Bank of Hampton Roads (“BHR”) and Shore Bank (“Shore”), today announced the promotion of James T. Williams to Chief Information Officer.    In this role, Williams will be responsible for providing leadership and executing information technology strategy in a variety of areas, such as systems/process, procedure and policy management, security program management, audit/risk/governance/compliance management, and project management.  Williams will continue to be based in Raleigh, NC.

Douglas J. Glenn, President and Chief Executive Officer of the Company and Chief Executive Officer of BHR, said, “James has made outstanding contributions to the company since joining us in 2011, and we are excited to announce his promotion.  He has nearly three decades of experience in information technology, much of that in the banking industry, and his strong track record of leadership, operational support, and IT expertise will help us continue to deliver on our One Bank strategy.”

Williams has served as Senior Vice President, Director of Information Technology at the Company since January 2011.  Before joining the Company, Williams worked at RBC Bank from May 1994 to January 2011, serving as Information Security Manager from March 2005 to January 2011.  Prior to that experience, Williams worked in various IT positions at Sprint Mid-Atlantic Telcom and MicroAge Computer Center.  He holds a Bachelor of Science degree in Management of Technology and attains CPE credits annually to ensure technology trending knowledge needed to maintain professional certifications.

Williams is active in a number of professional organizations, and his affiliations include a Global Information Assurance Certification from SANS, and the designation of Certified Information Security Manager from ISACA.  Williams participates in the Research Triangle Park (RTP) Chapters of Infragard, which is a coalition sponsored by the Department of Homeland Security and Federal Bureau of Investigation to promote and ensure infrastructure security within the nation’s private sector businesses.

Caution About Forward-Looking Statements

Certain statements made in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, including statements about the Company’s strategy and the performance of its employees.  Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and other filings made with the SEC.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a bank holding company that was formed in 2001 and is headquartered in Virginia Beach, Virginia. The Company’s primary subsidiaries are The Bank of Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961 (the “Banks”). The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, The Bank of Hampton Roads operates banking offices in Virginia and North Carolina doing business as The Bank of Hampton Roads and Gateway Bank & Trust Co. Shore Bank serves the Eastern Shore of Virginia, eastern Maryland, and southern Delaware through seven banking offices, ATMs, and loan production offices in West Ocean City, Maryland and Rehoboth Beach, Delaware. Through various affiliates, the Banks also offer mortgage banking services and investment products. Shares of the Company’s common stock are traded on the NASDAQ Global Select Market under the symbol “HMPR.” Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

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